ARTICLES OF AMENDMENT OF THE	CHARLES P. WHITE
ARTICLES OF INCORPORATION	SECRETARY OF STATE
State Form 38333 (R11 12-11)	CORPORATIONS DIVISION
Approved by State Board of Accounts, 1995	302 W. Washington St., Rm. E018
Indianapolis, IN 46204
INSTRUCTIONS: 1. Use 8 112" x 11" white paper for attachments.	Telephone: (317) 232-6576
2. Present original and one copy to address in upper right hand corner of this form.	Indiana Code 23-1-38-1 et seq
3. Please TYPE or
4. Please visit our office on the web at www.sos.in.gov.	FILING FEE: $30.00

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF

Name of Corporation	Date of incorporation (month, day, year)
Lakeland Financial Corporation	02/08/1983

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of: (indicate appropriate act)

[X]  Indiana Business Corporation Law [  ]  Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) VII, Section 3 the Articles of Incorporation is now as follows:

(NOTE: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is     ," below.)

Terms of Directors

The Directors shall, until the annual meeting of stockholders to be held in 2015, be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number to the extent possible.  The term of office for the class of Directors elected in 2010 shall expire at the annual meeting of stockholders to be held in 2013, the term of office for the class of Directors elected in 2011 shall expire at the annual meeting of the stockholders to be held in 2014, and the term of office for the class of Directors elected in 2012 shall expire at the annual meeting of stockholders to be held in 2015, with the members of each class to hold office until their successors are elected and qualified.  Commencing at the annual meeting of stockholders to be held in 2013, Directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors are elected and qualified.  Commending with the annual meeting of the stockholders to be held in 2015, the classification of the Board of Directors shall terminate and all Directors shall be of one class.

ARTICLE II

Date of each amendment's adoption (month, day, year):

April 10, 2012

(Continued on the reverse side)

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires a shareholder approval, Section 2 must be marked and either A or B completed.

[ ] SECTION 1 This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

[X] SECTION 2 The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A.  Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:
              16,303,064  Shares entitled to vote.
              13,577,278  Number of shares represented at the meeting.
              11,698,057  Shares voted in favor.
              108,648  Shares voted against.

B.  Unanimous written consent executed on _________________, 20__ and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements
The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 14 day of February, 2013.

Signature of current officer or chairman of the board /s/Kristin L. Pruitt	Printed name of officer or chairman of the board Kristin L. Pruitt

Title of signatory Senior Vice President, General Counsel & Secretary